UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

AMENDMENT NO. 2

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

August 18, 2006

Date of report (Date of earliest event reported)

Supertel Hospitality, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Virginia

(State or Other Jurisdiction of Incorporation)

0-25060	52-1889548
(Commission File Number)	(IRS Employer Identification No.)

309 North Fifth Street
Norfolk, NE	68701
(Address of Principal Executive Offices)	(Zip Code)

(402) 371-2520

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On November 2, 2006, Supertel Hospitality, Inc. filed an amendment to a current report on Form 8-K to provide the required financial statements and pro forma financial information with respect to the acquisition on August 18, 2006 of six Savannah Suites extended-stay hotels. The pro forma financial information set forth in Exhibit 99.2 of the Form 8-K amendment contained an inadvertent computation error resulting in an incorrect interest expense adjustment in the pro forma statement of operations for the year ended December 31, 2005 and the pro forma statement of operations for the six months ended June 30, 2006. This amendment is filed to provide a new Exhibit 99.2 in replacement of the previous Exhibit 99.2 in its entirety to reflect the correct pro forma adjustments for interest expense, and has the effect of reducing the pro forma net earnings per share set forth in the previous Exhibit 99.2 for the year ended December 31, 2005 from $.30 to $.24 and for the six months ended June 30, 2006 from $.11 to $.08.

Item 9.01. Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The pro forma financial information on the acquisition of the six hotels is included in Exhibit 99.2 to this report and incorporated herein by reference.

(c) Exhibits.

99.2	Pro forma financial information on the acquisition of six hotels.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Supertel Hospitality, Inc.

Date: November 3, 2006	By:	/S/DONAVON A. HEIMES
Name: Donavon A. Heimes Title: Chief Financial Officer, Treasurer and Secretary